Exhibit 3.6
CERTIFICATE OF ELIMINATION
OF
FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A,
FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C,
FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D,
FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E AND
FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F,
OF
THE ALLSTATE CORPORATION
Pursuant to Section 151(g) of the General Corporation Law
of the State of Delaware
The Allstate Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify:
1.    That, on June 5, 2013, a Pricing Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), pursuant to the authority vested in the Committee and in accordance with the resolutions adopted at a meeting duly called and held by the Board on May 21, 2013, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, adopted a resolution creating a series of shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”), of which 11,500 shares were authorized, and caused to be filed a Certificate of Designations of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Secretary of State”. The Corporation issued 11,500 shares of the Series A Preferred Stock.
2.    That, on September 23, 2013, the Committee, pursuant to the authority vested in the Committee and in accordance with the resolutions adopted at a meeting duly called and held by the Board on May 21, 2013, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, adopted a resolution creating a series of shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”), of which 16,100 shares were authorized, and caused to be filed a Certificate of Designations of the Series C Preferred Stock with the Secretary of State. The Corporation issued 15,400 shares of the Series C Preferred Stock.

3.    That, on December 9, 2013, the Committee, pursuant to the authority vested in the Committee and in accordance with the resolutions adopted at a meeting duly called and held by the Board on May 21, 2013, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, adopted a resolution creating a series of shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series D” (the “Series D Preferred Stock”), of which 20,000 shares were authorized, and caused to be filed a Certificate of Designations of the Series D Preferred Stock with the Secretary of State. The Corporation issued 5,400 shares of the Series D Preferred Stock.
4.    That, on February 24, 2014, the Committee, pursuant to the authority vested in the Committee and in accordance with the resolutions adopted at a meeting duly called and held by the Board on May 21, 2013, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, adopted a resolution creating a series of shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series E” (the “Series E Preferred Stock”), of which 29,900 shares were authorized, and caused to be filed a Certificate of Designations of the Series E Preferred Stock with the Secretary of State. The Corporation issued 29,900 shares of the Series E Preferred Stock.
5.    That, on June 2, 2014, the Committee, pursuant to the authority vested in the Committee and in accordance with the resolutions adopted at a meeting duly called and held by the Board on May 21, 2013, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, adopted a resolution creating a series of shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock,” and together with the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), of which 20,000 shares were authorized, and caused to be filed a Certificate of Designations of the Series F Preferred Stock with the Secretary of State. The Corporation issued 10,000 shares of the Series F Preferred Stock.
6.    That the terms of each series of the Preferred Stock provide that any shares of Preferred Stock that are purchased or otherwise acquired by the Corporation shall not be reissued as shares of such series and shall become authorized but unissued shares of preferred stock.
7.    That all shares of the Preferred Stock that were previously issued have been purchased or otherwise acquired by the Corporation pursuant to resolutions adopted by the Board. No shares of the Preferred Stock remain outstanding, and no shares of the Preferred Stock will be issued subject to the Certificates of Designations.

8.    That the Board adopted the following resolutions:
“WHEREAS, by resolutions of the Board of Directors (the “Board”) of the Corporation, a Pricing Committee of the Board (the “Committee”) and by a Certificate of Designations (the “Series A Certificate of Designations”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 10, 2013, the Corporation authorized the issuance of a series of 11,500 shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and
WHEREAS, by resolution of the Board, the Committee and by a Certificate of Designations (the “Series C Certificate of Designations”) filed with the Secretary of State on September 26, 2013, the Corporation authorized the issuance of a series of 16,100 shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and
WHEREAS, by resolution of the Board, the Committee and by a Certificate of Designations (the “Series D Certificate of Designations”) filed with the Secretary of State on December 13, 2013, the Corporation authorized the issuance of a series of 20,000 shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series D” (the “Series D Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and
WHEREAS, by resolution of the Board, the Committee and by a Certificate of Designations (the “Series E Certificate of Designations”) filed with the Secretary of State on February 27, 2014, the Corporation authorized the issuance of a series of 29,900 shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series E” (the “Series E Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and
WHEREAS, by resolution of the Board, the Committee and by a Certificate of Designations (the “Series F Certificate of Designations,” and together with the Series A Certificate of Designations, the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations, the “Certificates of Designations”) filed with the Secretary of State on June 11, 2014, the Corporation authorized the issuance of a series of 20,000 shares of preferred stock, par value $1.00 per share, of the Corporation, designated as the “Fixed Rate Noncumulative Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock,” and together with the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and

WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificates of Designation; and
WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Corporation.
NOW, THEREFORE, BE IT AND IT HEREBY IS
RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Corporation; and it is further
RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to file a Certificate of Elimination with the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Restated Certificate of Incorporation of the Corporation and the shares of the Preferred Stock shall resume the status of authorized and unissued shares of preferred stock, par value $1.00 per share, of the Corporation, without designation as to series.”
9.    That, accordingly, upon the filing of this Certificate of Elimination, the Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended so as to eliminate therefrom all reference to the Preferred Stock, and the shares that were designated to each such series are hereby returned to the status of authorized but unissued shares of preferred stock, par value $1.00 per share, of the Corporation, without designation as to series. This Certificate of Elimination shall not affect the total number of authorized shares of capital stock of the Corporation or the total number of authorized shares of preferred stock.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer this 20th day of February, 2020.
THE ALLSTATE CORPORATION
By:    /s/ Daniel G. Gordon
Name: Daniel G. Gordon
Title: Vice President, Assistant General Counsel
and Assistant Secretary

[Signature Page to Certificate of Elimination]